Exhibit 99.1

FOR IMMEDIATE RELEASE: October 27, 2025

Leggett & Platt Reports 3Q 2025 Results

Carthage, MO, October 27, 2025 —

•	3Q sales of $1.0 billion, a 6% decrease vs 3Q24

•	3Q EPS of $0.91, 3Q adjusted[1] EPS of $0.29, a $0.03 decrease vs adjusted[1] 3Q24 EPS

•	3Q operating cash flow of $126 million, a $30 million increase vs 3Q24

•	Strengthened balance sheet by reducing debt $296 million using Aerospace proceeds and operating cash flow

•	Reaffirmed the midpoint of 2025 sales and adjusted EPS guidance; narrowed guidance range

President and CEO Karl Glassman commented, “We are pleased to report solid results for the quarter, achieved amid ongoing macroeconomic challenges. Our performance reflects continued progress on strategic priorities and disciplined execution across the company. During the quarter, we successfully completed the sale of our Aerospace business, further sharpening our focus on core operations.

“Looking forward, the strength and resilience demonstrated across our business gives us the confidence to reaffirm the midpoint of our full year sales and adjusted EPS guidance. The dedication and hard work of our employees is creating a stronger, more agile company positioned for profitable growth. We remain focused on generating strong cash flow, strengthening our balance sheet, and creating long-term shareholder value.”

THIRD QUARTER RESULTS

Net trade sales were $1.0 billion, a 6%2 decrease versus third quarter 2024

•	Organic sales[3] were down 4%

•	Volume was down 6%, primarily from continued soft demand in residential end markets, Automotive, and Hydraulic Cylinders. These declines were partially offset by growth in Textiles and Work Furniture.

•	Raw material-related selling price increases and currency benefit increased sales 2%

•	Divestitures decreased sales 2%

EBIT was $171 million, a $93 million increase from third quarter 2024. Adjusted1 EBIT was $73 million, a $3 million decrease from third quarter 2024 adjusted1 EBIT.

•

3Q 2025 adjustments include: $4 million of restructuring charges, $87 million gain from the Aerospace divestiture, $13 million gain from net insurance proceeds related to a storage facility fire in the Bedding Products segment, and $2 million gain from the sale of real estate

•	3Q 2024 adjustments include: $12 million of restructuring charges and a $14 million gain from the sale of real estate

•	Adjusted[1] EBIT decreased primarily from lower volume partially offset by metal margin expansion in trade rod and restructuring benefit

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	1% from restructuring-related sales attrition
[3]	Trade sales excluding acquisitions/divestitures in the last 12 months

EBIT margin was 16.5%, up from 7.1% in the third quarter of 2024, and adjusted1 EBIT margin was 7.0%, up from 6.9%.

EPS was $0.91, a $0.58 increase versus third quarter 2024 EPS of $0.33. Third quarter adjusted1 EPS was $0.29, down $0.03 versus third quarter 2024 adjusted1 EPS of $0.32.

	Third Quarter Results [1]
	EBIT (millions)				EPS
	Bedding	Specialized	FF&T	Total
Reported results	$36	$113	$22	$171	$0.91
Adjustment items:
Restructuring, restructuring-related, and impairment charges [2]	3	1	—	4	0.02
Gain on sale of Aerospace Products Group	—	(87)	—	(87)	(0.58)
Gain from net insurance proceeds	(13)	—	—	(13)	(0.07)
Gain on sale of restructuring real estate	—	—	(2)	(2)	(0.01)
Special tax item [3]	—	—	—	—	0.02

Total adjustments	(10)	(86)	(2)	(98)	(0.62)

Adjusted results	$26	$27	$20	$73	$0.29

[1]	Calculations impacted by rounding
[2]	Includes $2 million associated with the Adjustable Bed facility consolidation in Bedding Products which is not included in the restructuring plan
[3]	Special tax item is related to recent U.S. corporate tax law changes

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[1] was 2.6x trailing 12-month adjusted EBITDA[1]

•	Debt at September 30

•	Reduced debt by $296 million in third quarter, and $367 million year-to-date

•	Total debt of $1.5 billion in three tranches of long-term bonds at $500 million each

•	Operating cash flow was $126 million in the third quarter, an increase of $30 million versus third quarter 2024, primarily driven by working capital improvements

•	Capital expenditures were $16 million

•	Dividends were $7 million

•	In August, Leggett & Platt’s Board of Directors declared a third quarter dividend of $0.05 per share, flat versus last year’s third quarter dividend

•	Total liquidity was $974 million at September 30

•	$461 million cash on hand

•	$513 million in capacity remaining under revolving credit facility

RESTRUCTURING PLAN UPDATE

•	Annualized EBIT benefit of $60–$70 million still expected to be realized after initiatives are fully implemented

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•	Realized $10 million of incremental[4] EBIT benefit in third quarter 2025

•	Anticipate approximately $60 million of annual sales attrition after initiatives are fully implemented versus our prior estimate of $65 million

•	Realized $9 million of incremental[4] sales attrition in third quarter 2025, including $3 million from the divestiture of a small U.S. machinery business in the Bedding Products segment

•	Estimate real estate proceeds of $70–$80 million

•	Realized $43 million of cash proceeds from inception and now anticipate up to an additional $17 million in the fourth quarter of 2025 with the balance in 2026

•	Expect restructuring and restructuring-related costs from inception of approximately $75 million

	Actual Restructuring Plan Impacts (millions)		Full Year Restructuring Plan Impacts (millions)
	3Q 2025	YTD 2025	2024	2025E		Total
Net Cash Received from Real Estate Sales	$5	$23	$20		$23–$40		$70–$80

Total Costs	$2	$11	$48	~$	25	~$	75
Cash Costs	1	8	30		~10		~40
Non-Cash Costs	1	3	18		~15		~35

2025 GUIDANCE

•	Reaffirmed the midpoint of 2025 sales and adjusted EPS while narrowing the range

•	Sales are now expected to be $4.0–$4.1 billion (versus $3.9–$4.2 billion previously), down 6% to 9% versus 2024

•	Volume is expected to be down mid to high single digits

•	Volume at the midpoint:

•	Down mid-teens in Bedding Products segment

•	Down mid-single digits in Specialized Products segment

•	Down low single digits in Furniture, Flooring & Textile Products segment

•	Raw material-related price increases and currency benefit are expected to be up low single digits

•	Divestitures to reduce sales by 2%

•	EPS is now expected to be $1.52–$1.72 (versus $1.43–$1.72 previously)

•	Earnings per share adjustments include the following:

•	$0.13 impact from restructuring costs

•	$0.02 impact from a special tax item related to recent U.S. corporate tax law changes

•	$0.11 fourth quarter impact from a non-cash settlement charge related to the termination of a pension plan

•	($0.13) to ($0.23) gain from sales of real estate, consisting of real estate from restructuring initiatives and idle real estate

•	($0.58) gain from the Aerospace divestiture

•	($0.07) gain from net insurance proceeds

•	Adjusted EPS is now expected to be $1.00–$1.10 (versus $0.95–$1.15 previously)

•	At the midpoint, flat versus 2024 due primarily to metal margin expansion and restructuring benefit offset by lower volume

•	Based on this framework, 2025 EBIT margin is expected to be 8.4%–9.0%; adjusted EBIT margin is expected to be 6.4%–6.6%

•	Additional expectations:

[4]	Represents year-over-year change

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•	Depreciation and amortization $120 million

•	Net interest expense $65 million

•	Effective tax rate 27%

•	Fully diluted shares 140 million

•	Operating cash flow $300 million

•	Capital expenditures $60–$70 million

•	Minimal acquisitions and share repurchases

SEGMENT RESULTS – Third Quarter 2025 (versus 3Q 2024)

Bedding Products –

•	Trade sales decreased 10%

•	Volume decreased 13%, primarily due to customer weakness and retailer merchandising changes in Adjustable Bed and Specialty Foam, lower trade rod sales, and restructuring-related sales attrition

•	Raw material-related selling price increases and currency benefit added 4% to sales

•	Divestiture of a small U.S. machinery business, as part of our restructuring plan, reduced sales 1%

•	EBIT increased $11 million and adjusted[1] EBIT increased $7 million

•	3Q 2025 adjustments include: $3 million of restructuring charges and a $13 million gain on net insurance proceeds

•	3Q 2024 adjustments include: $8 million of restructuring charges and a $14 million gain from the sale of real estate

•	Adjusted[1] EBIT increased primarily from metal margin expansion in trade rod and restructuring benefit partially offset by lower volume in Adjustable Bed and Specialty Foam

Specialized Products –

•	Trade sales decreased 7%

•	Volume decreased 4% from declines in Automotive and Hydraulic Cylinders

•	Raw material-related selling price increases and currency benefit added 2% to sales

•	Divestiture of Aerospace reduced sales 5%

•	EBIT increased $88 million and adjusted[1] EBIT decreased $2 million

•	3Q 2025 adjustments include: $1 million of restructuring charges and an $87 million gain from sale of Aerospace

•	3Q 2024 adjustment includes: $4 million of restructuring charges

•	Adjusted[1] EBIT decreased primarily from lower volume and earnings associated with the divested Aerospace business partially offset by restructuring benefit

Furniture, Flooring & Textile Products –

•	Trade sales were flat year over year

•	Volume increased 1% from growth in Textiles and Work Furniture partially offset by declines in Home Furniture and Flooring

•	Raw material-related selling price decreases, net of currency benefit, reduced sales 1%

•	EBIT decreased $5 million and adjusted[1] EBIT decreased $8 million

•	3Q 2025 adjustment includes: $3 million gain from the sale of real estate

•	3Q 2024 adjustment includes: $1 million of restructuring charges

•	Adjusted[1] EBIT decreased primarily from pricing adjustments, particularly in Flooring and Textiles, and other smaller items

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SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information, tariff overview, and restructuring update is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, October 28. The conference call may be accessed through Leggett’s Investor Relations website, via Leggett & Platt Q325 Webcast & Earnings Conference Call.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 142-year-old Company is a leading supplier of bedding components and private label finished goods; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; and hydraulic cylinders for material handling and heavy construction applications.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” identified by the context in which they appear or words such as “expect,” “anticipated,” “estimate,” and “guidance,” including, but not limited to volume; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; EBIT margin; adjusted EBIT margin; effective tax rate; dividends; raw material related price increases; currency benefit; minimal acquisitions and share repurchases; market mattress consumption; Restructuring Plan (the “Plan”) impacts including the timing and amount of annualized and incremental sales attrition and EBIT benefit, proceeds and gains from real estate sales, and restructuring and restructuring related cash and non-cash costs; non-cash pension settlement charge; and tariffs providing a net positive for our business. Such statements are expressly qualified by cautionary statements described in this provision and reflect only the beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks include: increased trade costs, including tariffs; regarding the Restructuring Plan, the possibility that estimates may change, our ability to timely implement the Plan, receive anticipated benefits, and timely receive expected proceeds from real estate sales, our ability to accurately forecast sales and earnings; the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; the demand for our products and our customers’ products; our manufacturing facilities’ ability to obtain necessary raw materials, parts, and labor, and to ship finished products; the impairment of goodwill and long-lived assets; our ability to access the commercial paper market or borrow under our credit facility; supply chain shortages and disruptions; our ability to manage working capital; our ability to collect receivables; price and product competition; cost of raw materials, labor and energy; cash generation sufficient to pay our debts or the dividend; cash repatriation from foreign accounts; our ability to pass along cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; political risks; tax audits and rates; foreign operating risks; cybersecurity incidents; customer losses and insolvencies; disruption to our steel rod mill and wire mills and other operations because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, or governmental action; ability to develop innovative products; foreign currency fluctuation; share repurchases; anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; sustainability obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s Form 10-K and subsequent Form 10-Qs.

INVESTOR CONTACTS:

Steve West, Vice President, Investor Relations

Katelyn J. Pierce, Analyst, Investor Relations

(417) 358-8131

invest@leggett.com

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LEGGETT & PLATT	Page 6 of 8	October 27, 2025

RESULTS OF OPERATIONS	THIRD QUARTER			YEAR TO DATE
(In millions, except per share data)	2025	2024	Change	2025	2024	Change
Trade sales	$1,036.4	$1,101.7	(6)%	$3,116.5	$3,327.2	(6)%
Cost of goods sold	842.7	901.1		2,540.2	2,753.7

Gross profit	193.7	200.6	(3)%	576.3	573.5	—%
Selling & administrative expenses	124.5	127.0	(2)%	366.5	384.4	(5)%
Amortization	3.8	7.2		12.4	16.8
Other (income) expense, net	(105.7)	(11.3)		(127.0)	645.9

Earnings (loss) before interest and income taxes	171.1	77.7	120%	324.4	(473.6)	NM
Net interest expense	16.7	20.0		53.2	60.6

Earnings (loss) before income taxes	154.4	57.7		271.2	(534.2)
Income taxes	27.2	12.8		60.9	(8.6)

Net earnings (loss)	127.2	44.9		210.3	(525.6)
Less net income from noncontrolling interest	(0.1)	—		(0.1)	(0.1)

Net Earnings (loss) Attributable to L&P	$127.1	$44.9	183%	$210.2	$(525.7)	NM

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.91	$0.33	176%	$1.51	$(3.83)	NM
Shares outstanding
Common stock (at end of period)	135.4	134.3	0.8%	135.4	134.3	0.8%
Basic (average for period)	138.7	137.4		138.4	137.2
Diluted (average for period)	140.2	138.0	1.6%	139.5	137.2	1.7%

CASH FLOW	THIRD QUARTER			YEAR TO DATE
(In millions)	2025	2024	Change	2025	2024	Change
Net earnings (loss)	$127.2	$44.9		$210.3	$(525.6)
Depreciation and amortization	29.4	36.4		90.7	101.9
Working capital decrease (increase)	62.9	33.3		15.1	(29.1)
Impairments	0.8	0.6		2.0	678.5
Deferred income tax benefit	1.2	(10.3)		(0.4)	(55.3)
Other operating activities	(95.6)	(9.4)		(101.0)	13.0

Net Cash from Operating Activities	$125.9	$95.5	32%	$216.7	$183.4	18%
Additions to PP&E	(15.8)	(18.4)		(37.6)	(59.8)
Purchase of companies, net of cash	—	—		—	—
Proceeds from disposals of assets and businesses	294.0	17.4		323.1	40.6
Dividends paid	(6.7)	(6.7)		(20.2)	(129.7)
Repurchase of common stock, net	(0.1)	(0.2)		(2.4)	(4.5)
Additions to (payments of) debt, net	(299.6)	(122.2)		(377.0)	(110.3)
Other	(5.8)	4.8		7.9	(8.0)

Increase (Decrease) in Cash & Equivalents	$91.9	$(29.8)		$110.5	$(88.3)

BALANCE SHEET	Sep 30,	Dec 31,
(In millions)	2025	2024	Change
Cash and equivalents	$460.7	$350.2
Receivables	568.4	559.4
Inventories	634.0	722.6
Other current assets	45.7	58.3

Total current assets	1,708.8	1,690.5	1%
Net fixed assets	673.2	724.4
Operating lease right-of-use assets	159.9	175.7
Goodwill	748.5	794.4
Intangible assets and deferred costs, both at net	234.6	276.6

TOTAL ASSETS	$3,525.0	$3,661.6	(4)%

Trade accounts payable	$485.3	$497.7
Current debt maturities	1.4	1.3
Current operating lease liabilities	46.3	53.4
Other current liabilities	261.1	294.0

Total current liabilities	794.1	846.4	(6)%

Long-term debt	1,495.8	1,862.8	(20)%
Operating lease liabilities	120.0	131.1
Deferred taxes and other liabilities	142.7	131.1
Equity	972.4	690.2	41%

Total Capitalization	2,730.9	2,815.2	(3)%

TOTAL LIABILITIES & EQUITY	$3,525.0	$3,661.6	(4)%

LEGGETT & PLATT	Page 7 of 8	October 27, 2025

SEGMENT RESULTS [1]	THIRD QUARTER				YEAR TO DATE
(In millions)	2025	2024	Change		2025	2024	Change
Bedding Products
Trade sales	$402.5	$445.5	(10)%		$1,184.6	$1,331.5	(11)%
EBIT	36.4	25.5	43%		73.2	(550.6)	NM
EBIT margin	9.0%	5.7%	330 bps	[2]	6.2%	(41.4)%	NM
Goodwill impairment	—	—			—	587.2
Restructuring, restructuring-related, and impairment charges	3.1	8.0			8.6	27.2
Gain on sale of real estate	—	(14.0)			(16.7)	(26.6)
Gain from net insurance proceeds	(13.1)	—			(13.1)	—

Adjusted EBIT 3	26.4	19.5	35%		52.0	37.2	40%
Adjusted EBIT margin 3	6.6%	4.4%	220 bps	[2]	4.4%	2.8%	160 bps
Depreciation and amortization	13.2	14.8			39.5	43.7

Adjusted EBITDA	39.6	34.3	15%		91.5	80.9	13%
Adjusted EBITDA margin	9.8%	7.7%	210 bps		7.7%	6.1%	160 bps
Specialized Products
Trade sales	$277.5	$299.9	(7)%		$881.7	$935.4	(6)%
EBIT	112.9	24.8	NM		180.0	39.0	NM
EBIT margin	40.7%	8.3%	NM		20.4%	4.2%	NM
Goodwill impairment	—	—			—	43.6
Gain on sale of Aerospace Products Group	(86.8)	—			(86.8)	—
Restructuring, restructuring-related, and impairment charges	0.9	3.8			4.9	5.1
Gain on sale of real estate	—	—			(1.7)	—

Adjusted EBIT	27.0	28.6	(6)%		96.4	87.7	10%
Adjusted EBIT Margin	9.7%	9.5%	20 bps		10.9%	9.4%	150 bps
Depreciation and amortization	7.9	11.0			26.5	31.4

Adjusted EBITDA	34.9	39.6	(12)%		122.9	119.1	3%
Adjusted EBITDA margin	12.6%	13.2%	(60	) bps	13.9%	12.7%	120 bps
Furniture, Flooring & Textile Products
Trade sales	$356.4	$356.3	—%		$1,050.2	$1,060.3	(1)%
EBIT	22.0	27.4	(20)%		71.2	41.6	71%
EBIT margin	6.2%	7.7%	(150	) bps	6.8%	3.9%	290 bps
Goodwill impairment	—	—			—	44.5
Restructuring, restructuring-related, and impairment charges	0.1	0.5			1.1	2.0
Gain on sale of real estate	(2.5)	—			(5.7)	—
Gain from net insurance proceeds	—	—			—	(2.2)

Adjusted EBIT 3	19.6	27.9	(30)%		66.6	85.9	(22)%
Adjusted EBIT Margin 3	5.5%	7.8%	(230	) bps	6.3%	8.1%	(180	) bps
Depreciation and amortization	4.4	5.4			13.9	16.2

Adjusted EBITDA	24.0	33.3	(28)%		80.5	102.1	(21)%
Adjusted EBITDA margin	6.7%	9.3%	(260	) bps	7.7%	9.6%	(190	) bps
Total Company
Trade sales	$1,036.4	$1,101.7	(6)%		$3,116.5	$3,327.2	(6)%
EBIT - segments	171.3	77.7	NM		324.4	(470.0)	NM
Intersegment eliminations and other	(0.2)	—			—	(3.6)

EBIT	171.1	77.7	NM		324.4	(473.6)	NM
EBIT margin	16.5%	7.1%	NM		10.4%	(14.2)%	NM
Goodwill impairment	—	—			—	675.3
Gain on sale of Aerospace Products Group	(86.8)	—			(86.8)	—
Restructuring, restructuring-related, and impairment charges	4.1	12.3			14.6	34.3
Gain on sale of real estate	(2.5)	(14.0)			(24.1)	(26.6)
Gain from net insurance proceeds	(13.1)	—			(13.1)	(2.2)
CEO transition compensation costs	—	—			—	3.7

Adjusted EBIT 3	72.8	76.0	(4)%		215.0	210.9	2%
Adjusted EBIT margin 3	7.0%	6.9%	10 bps		6.9%	6.3%	60 bps
Depreciation and amortization - segments	25.5	31.2			79.9	91.3
Depreciation and amortization - unallocated [4]	3.9	5.2			10.8	10.6

Adjusted EBITDA	$102.2	$112.4	(9)%		$305.7	$312.8	(2)%
Adjusted EBITDA margin	9.9%	10.2%	(30	) bps	9.8%	9.4%	40 bps

LAST SIX QUARTERS	2024				2025
Selected Figures (In Millions)	2Q	3Q	4Q		1Q	2Q	3Q
Trade sales	1,128.6	1,101.7	1,056.4		1,022.1	1,058.0	1,036.4
Sales growth (vs. prior year)	(8)%	(6)%	(5)%		(7)%	(6)%	(6)%
Volume growth (same locations vs. prior year)	(4)%	(4)%	(4)%		(5)%	(7)%	(6)%

Adjusted EBIT [3]	71.2	76.0	55.6		66.6	75.6	72.8
Cash from operations	94.0	95.5	122.3		6.8	84.0	125.9

Adjusted EBITDA (trailing twelve months) [3]	442.3	423.7	402.5		404.1	405.6	395.4
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	3.83	3.78	3.76		3.77	3.51	2.62

Organic Sales (Vs. Prior Year) [6]	2Q	3Q	4Q		1Q	2Q	3Q
Bedding Products	(13)%	(8)%	(6)%		(12)%	(10)%	(9)%
Specialized Products	—%	(6)%	(5)%		(5)%	(5)%	(2)%
Furniture, Flooring & Textile Products	(6)%	(4)%	(4)%		(1)%	(2)%	—%
Overall	(8)%	(6)%	(5)%		(7)%	(6)%	(4)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 8 of 8	October 27, 2025

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [10]

Non-GAAP Adjustments [7]	2024			2025
(In millions, except per share data)	2Q	3Q	4Q	1Q	2Q	3Q
Goodwill impairment	675.3	—	0.7	—	—	—
Gain on sale of Aerospace Products Group	—	—	—	—	—	(86.8)
Restructuring, restructuring-related, and impairment charges	11.2	12.3	15.5	6.9	3.6	4.1
Gain on sale of real estate	(4.7)	(14.0)	(4.3)	(3.2)	(18.4)	(2.5)
Gain from net insurance proceeds	—	—	—	—	—	(13.1)
CEO transition compensation costs	3.7	—	—	—	—	—

Non-GAAP Adjustments (Pretax) [8]	685.5	(1.7)	11.9	3.7	(14.8)	(98.3)
Income tax impact	(43.6)	0.4	(2.7)	(1.3)	3.6	9.0
Special tax item [9]	—	—	5.4	—	—	2.3

Non-GAAP Adjustments (After Tax)	641.9	(1.3)	14.6	2.4	(11.2)	(87.0)

Diluted shares outstanding	137.3	138.0	138.2	138.6	139.6	140.2
EPS Impact of Non-GAAP Adjustments	4.68	(0.01)	0.11	0.02	(0.08)	(0.62)

Adjusted EBIT, EBITDA, Margin, and EPS 7,	2024			2025
(In millions, except per share data)	2Q	3Q	4Q	1Q	2Q	3Q
Trade sales	1,128.6	1,101.7	1,056.4	1,022.1	1,058.0	1,036.4
EBIT (earnings before interest and taxes)	(614.3)	77.7	43.7	62.9	90.4	171.1
Non-GAAP adjustments (pretax)	685.5	(1.7)	11.9	3.7	(14.8)	(98.3)

Adjusted EBIT	71.2	76.0	55.6	66.6	75.6	72.8

EBIT margin	(54.4)%	7.1%	4.1%	6.2%	8.5%	16.5%
Adjusted EBIT Margin	6.3%	6.9%	5.3%	6.5%	7.1%	7.0%

EBIT	(614.3)	77.7	43.7	62.9	90.4	171.1
Depreciation and amortization	32.6	36.4	34.1	31.6	29.7	29.4

EBITDA	(581.7)	114.1	77.8	94.5	120.1	200.5
Non-GAAP adjustments (pretax)	685.5	(1.7)	11.9	3.7	(14.8)	(98.3)

Adjusted EBITDA	103.8	112.4	89.7	98.2	105.3	102.2

EBITDA margin	(51.5)%	10.4%	7.4%	9.2%	11.4%	19.3%
Adjusted EBITDA Margin	9.2%	10.2%	8.5%	9.6%	10.0%	9.9%

Diluted EPS	(4.39)	0.33	0.10	0.22	0.38	0.91
EPS impact of non-GAAP adjustments	4.68	(0.01)	0.11	0.02	(0.08)	(0.62)

Adjusted EPS	0.29	0.32	0.21	0.24	0.30	0.29

Net Debt to Adjusted EBITDA [11]	2024			2025
(In millions, except ratios)	2Q	3Q	4Q	1Q	2Q	3Q
Total debt	2,003.1	1,879.3	1,864.1	1,936.4	1,793.5	1,497.2
Less: cash and equivalents	(307.0)	(277.2)	(350.2)	(412.6)	(368.8)	(460.7)

Net debt	1,696.1	1,602.1	1,513.9	1,523.8	1,424.7	1,036.5
Adjusted EBITDA, trailing 12 months	442.3	423.7	402.5	404.1	405.6	395.4

Net Debt / 12-month Adjusted EBITDA	3.83	3.78	3.76	3.77	3.51	2.62

Aerospace Products Group	2024			2025
(In millions)	2Q	3Q	4Q	1Q	2Q	3Q
Net trade sales	47.5	44.9	52.2	53.0	50.6	28.6
EBIT	5.3	5.2	7.9	7.2	9.3	3.2
Depreciation and amortization	2.6	2.5	2.6	2.5	—	—
Net Earnings (assuming a 25% tax rate)	4.0	3.9	5.9	5.4	7.0	2.4

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]	The non-GAAP adjustments are included in the following lines of the income statement:

	2024			2025
	2Q	3Q	4Q	1Q	2Q	3Q
Cost of goods sold	1.4	0.8	8.7	0.5	—	1.7
Selling & administrative expenses	8.7	6.2	4.5	1.7	—	—
Other (income) expense, net	675.4	(8.7)	(1.3)	1.5	(14.8)	(100.0)

Total Non-GAAP Adjustments (Pretax)	685.5	(1.7)	11.9	3.7	(14.8)	(98.3)

[9]

The special tax item of $2.3 in Q3, 2025 is related to recent U.S. corporate income tax law changes, and the $5.4 in Q4, 2024 is the deferred tax asset valuation allowance related to a 2022 acquisition in the Specialized Products segment.

[10]	Calculations impacted by rounding.
[11]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.